Exhibit 99.1
Hewlett Packard Enterprise
11445 Compaq Center West Drive
Houston, TX 77070

hpe.com

News Release
HPE Reports Fiscal 2021 Fourth Quarter and Full-Year Results
Exceeds FY21 commitments; Edge-to-cloud strategy driving strong momentum across all businesses entering FY22

Fiscal 2021 Full-Year Financial Highlights:
•Orders: Strengthening demand through the year drives growth up 16% from the prior-year period
•Revenue: $27.8 billion, up 3% from the prior-year period
•Diluted net earnings per share (“EPS”):
◦GAAP of $2.58, up $2.83 from prior-year period
◦Non-GAAP of $1.96, up 27% from the prior-year period
•Cash flow from operations: $5.9 billion including $2.2 billion of cash after-tax impact from Oracle’s satisfaction of the judgment in the Itanium litigation, up $3.6 billion from the prior-year period
•Free cash flow2, 3: $1.6 billion, up $1.0 billion from the prior-year period
•Capital returns to shareholders: $838 million in the form of dividends and share repurchases

Outlook:
•First quarter Fiscal 2022: Estimates GAAP diluted net EPS to be in the range of $0.19 to $0.27 and non-GAAP diluted net EPS to be in the range of $0.42 to $0.50
◦Declaring Q1 dividend of $0.12 per share payable on January 7, 2022
•Fiscal 2022: Reiterates GAAP diluted net EPS to be in the range of $1.24 to $1.38 and non-GAAP diluted net EPS to be in the range of $1.96 to $2.10
•Fiscal 2022 free cash flow3: Reiterates free cash flow guidance to be in the range of $1.8 to $2.0 billion
•Committed to returning at least $500 million in share buybacks in Fiscal 2022

HOUSTON, Texas – November 30, 2021 – Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for fiscal year 2021 and the fourth quarter, ended October 31, 2021.

“HPE ended fiscal year 2021 with record demand for our edge-to-cloud portfolio, and we are well positioned to capitalize on the significant opportunity in front of us,” said Antonio Neri, president and CEO of Hewlett Packard Enterprise. “In 2021, we accelerated our pivot to as a service, strengthened our core capabilities, and invested in bold innovation in high-growth segments. As our customers continue to demand greater connectivity, access to solutions that allow them to extract value from their data no matter where it lives, and a cloud-everywhere experience, HPE is poised to accelerate our market leadership and provide strong shareholder returns.”

“HPE executed with discipline and exceeded all of our key financial targets in FY21.” said Tarek Robbiati, EVP and CFO of Hewlett Packard Enterprise. “The demand environment has been incredibly strong and accelerated in the second half of the year, which gives us important momentum headed into next year. We are operating with greater focus and more agility and are well positioned to deliver against our FY22 outlook.”

Fourth Quarter Fiscal Year 2021 Results

Net revenue of $7.4 billion, up 7% sequentially and above normal sequential seasonality; up 2% from the prior-year period or flat when adjusted for currency.

Annualized revenue run-rate (ARR)1 of $796 million, up 36% from the prior-year period and total as-a-Service orders were up 114% from the prior-year period. Based on strong customer demand and growth in orders, we reiterate our 2021 Securities Analyst Meeting ARR guidance of 35-45% Compounded Annual Growth Rate from fiscal year 2021 to fiscal year 2024.

GAAP gross margins of 32.9%, up 230 basis points from the prior-year period and Non-GAAP gross margins of 33.0%, up 230 basis points from the prior-year period.

GAAP diluted net EPS was $1.91, compared to $0.12 in the prior-year period and above the previously provided outlook of $0.14 to $0.22 per share, primarily due to the judgment in the Itanium litigation with Oracle.

Non-GAAP diluted net EPS was $0.52, compared to $0.41 in the prior-year period and at the high end of the previously provided outlook of $0.44 to $0.52 per share. Fourth quarter non-GAAP diluted net EPS excludes after-tax adjustments of $1.39 per diluted share primarily related to the judgment in the Itanium litigation with Oracle partially offset by transformation costs, early debt redemption costs, stock-based compensation expense and the amortization of intangible assets.

Cash flow from operations of $3.0 billion including $2.2 billion of cash after-tax impact from Oracle’s satisfaction of the judgment in the Itanium litigation, up $2.2 billion from the prior-year period.

Free cash flow2, 3 of $94 million, down $129 million from the prior-year period.

Capital returns to shareholders of $157 million in dividends and $213 million of share repurchases.

Segment Results
•Intelligent Edge revenue was $815 million, up 4% from the prior-year period or 2% when adjusted for currency, with 10.7% operating profit margin, compared to 12.3% from the prior-year period. Aruba Services revenue was up high-single digits from the prior-year period when adjusted for currency and Intelligent Edge aaS ARR was up triple-digits from the prior-year period.
•High Performance Computing & Artificial Intelligence (HPC & AI) revenue was $1.0 billion, up 1% from the prior-year period or flat when adjusted for currency, with 14.3% operating profit margin, compared to 13.0% from the prior-year period. We remain on track to achieve 8-12% CAGR outlook from FY20 to FY22.
•Compute revenue was $3.2 billion, up 1% from the prior-year period or down 1% when adjusted for currency, with 9.4% operating profit margin, compared to 6.6% from the prior-year period. Revenue was up 4% from the prior-quarter period and 4% from the prior-quarter period when adjusted for currency, and above normal sequential seasonality.
•Storage revenue was $1.3 billion, up 3% from the prior-year period or up 2% when adjusted for currency, with 13.8% operating profit margin, compared to 18.2% from the prior-year period. All flash Arrays grew 7% from the prior-year period led by Primera, up strong double-digits from the prior-year period. Notable strength in software-defined solutions, including Nimble, up 4% from the prior-year period with strong momentum in dHCI growing double-digits.
•Financial Services revenue was $858 million, up 1% from the prior-year period or flat when adjusted for currency, with 14.1% operating profit margin, compared to 7.8% from the prior-year period. Net portfolio assets were flat from the prior-year period or down 1% when adjusted for currency. The business delivered return on equity of 23.8%, up 10.9 points from the prior-year period.

Fiscal Year 2021 Full-Year Results

Net revenue of $27.8 billion, up 3% from the prior-year period or up 1% when adjusted for currency.

GAAP gross margins of 33.7%, up 230 basis points from the prior-year period and non-GAAP gross margins of 33.9%, up 220 basis points from the prior-year period.

GAAP diluted net EPS was $2.58, compared to ($0.25) in the prior-year period and above the previously provided outlook of $0.80 to $0.88 per share, primarily due to the judgment in the Itanium litigation with Oracle.

Non-GAAP diluted net EPS was $1.96, compared to $1.54 in the prior-year period and at the high end of the previously provided outlook of $1.88 to $1.96 per share. Fiscal year 2021 non-GAAP diluted net EPS excludes after-tax adjustments of $0.62 per diluted share primarily related to the judgment in the Itanium litigation with Oracle offset by transformation costs, stock-based compensation expense and the amortization of intangible assets.

Cash flow from operations of $5.9 billion including $2.2 billion of cash after-tax impact from Oracle’s satisfaction of the judgment in the Itanium litigation, up $3.6 billion from the prior-year period.

Free cash flow2, 3 of $1.6 billion, up $1.0 billion from the prior-year period.

Capital returns to shareholders of $625 million in dividends and $213 million of share repurchases.

Dividend
Board of Directors have declared a regular cash dividend of $0.12 per share on the company's common stock. This dividend, the first in Hewlett Packard Enterprise's fiscal year 2022, is payable on January 7, 2022, to stockholders of record as of the close of business on December 10, 2021.

Fiscal 2022 first quarter outlook:
Hewlett Packard Enterprise estimates GAAP diluted net EPS to be in the range of $0.19 to $0.27 and non-GAAP diluted net EPS to be in the range of $0.42 to $0.50. Fiscal 2022 first quarter non-GAAP diluted net EPS estimates exclude after-tax adjustments of approximately $0.23 per diluted share, primarily related to transformation costs, stock-based compensation expense and the amortization of intangible assets.

Fiscal 2022 outlook:
Hewlett Packard Enterprise reiterates GAAP diluted net EPS outlook of $1.24 to $1.38 and non-GAAP diluted net EPS outlook of $1.96 to $2.10. Fiscal 2022 non-GAAP diluted net EPS estimates exclude after-tax adjustments of approximately $0.72 per diluted share, primarily related to transformation costs, stock-based compensation expense and the amortization of intangible assets.

Reiterates free cash flow3 guidance range to $1.8 to $2.0 billion.

1 Annualized Revenue Run-Rate (“ARR”) is a financial metric used to assess the growth of the Consumption Services (“CS”) offerings. ARR represents the annualized value of all recurring [net] HPE GreenLake services revenue, related financial services revenue (which includes rental income for operating leases and interest income for capital leases), and Software-as-a-Service, subscription, and other as-a-Service offerings recognized during a quarter and multiplied by four. We use ARR as a performance metric. ARR should be viewed independently of net revenue and deferred revenue and is not intended to be combined with any of these items.
2Excludes $2,172 million of cash after-tax impact from Oracle’s satisfaction of the judgment in the Itanium litigation
3Hewlett Packard Enterprise provides certain guidance on a non-GAAP basis, as the Company cannot predict some elements that are included in reported GAAP results. Refer to the discussion of non-GAAP financial measures below for more information.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise (NYSE: HPE) is the global edge-to-cloud company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way people live and work, HPE delivers unique, open and intelligent technology solutions as a service.  With offerings spanning Cloud Services, Compute, High Performance Computing & AI, Intelligent Edge, Software, and Storage, HPE provides a consistent experience across all clouds and edges, helping customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com

Editorial contact
Katherine Ducker
katherine.b.ducker@hpe.com

Investor contact
Andrew Simanek
investor.relations@hpe.com

Use of non-GAAP financial information and key performance metrics

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, cash flow from operations and free cash flow, each excluding litigation judgment, net of taxes paid, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, gross profit, gross profit margin, operating profit (earnings from operations), operating profit margin, net earnings, diluted net earnings per share, cash, cash equivalents and restricted cash, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.

In addition to the supplemental non-GAAP financial information, Hewlett Packard Enterprise also presents annualized revenue run-rate ("ARR") and as-a-Service ("AAS") orders as performance metrics. ARR is a financial metric used to assess the growth of the Consumption Services ("CS") offerings. ARR represents the annualized value of all recurring net GreenLake services revenue, related financial services revenue (which includes rental income for operating leases and interest income for capital leases), and Software-as-a-Service ("SaaS"), subscription, and other as-a-Service offerings recognized during a quarter and multiplied by four. AAS orders are an overlay across all business segments contributing to HPE's consumption-based services (both recurring and non-recurring revenues), and includes hardware, as well as GreenLake as-a-Service, Aruba SaaS, CMS SaaS, and other Software assets. ARR & AAS orders should be viewed independently of net revenue and deferred revenue and are not intended to be combined with any of these items.

Forward-looking statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise Company and its consolidated subsidiaries ("Hewlett Packard Enterprise") may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words "believe", "expect", "anticipate", "optimistic", "intend", "aim", "will", "should" and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to the scope and duration of the novel coronavirus pandemic ("COVID-19") and its impact on our business, operations, liquidity and capital resources, employees, customers, partners, supply chain, financial results and the world economy; any projections of revenue, margins, expenses, investments, effective tax rates, interest rates, the impact of the U.S. Tax Cuts and Jobs Act of 2017 and related guidance or regulations, net earnings, net earnings per share, cash flows, liquidity and capital resources, inventory, goodwill, impairment charges, hedges and derivatives and related offsets, order backlog, benefit plan funding, deferred tax assets, share repurchases, currency exchange rates, repayments of debts including our asset-backed debt securities, or other financial items; any projections of the amount, execution, timing and results of any transformation or impact of cost savings, restructuring plans, including estimates and assumptions related to the anticipated benefits, cost savings, or charges of implementing transformation and restructuring plans; any statements of the plans, strategies and objectives of management for future operations, as well as the execution of corporate transactions or contemplated acquisitions, research and development expenditures, and any resulting benefit, cost savings, charges, or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise's businesses; the competitive pressures faced by Hewlett Packard Enterprise's businesses; risks associated with executing Hewlett Packard Enterprise's strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers, the distribution of Hewlett Packard Enterprise's products and the delivery of Hewlett Packard Enterprise's services effectively; the protection of Hewlett Packard Enterprise's intellectual property assets, including intellectual property licensed from third parties and intellectual property shared with its former parent; risks associated with Hewlett Packard Enterprise's international operations (including pandemics and public health problems, such as the outbreak of COVID-19); the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers, clients and partners, including any impact thereon resulting from events such as the COVID-19 pandemic; the hiring and retention of key employees; the execution, integration, and other risks associated with business combination and investment transactions; the impact of changes to environmental, global trade, and other governmental regulations; changes in our product, lease, intellectual property or real estate portfolio; the payment or non-payment of a dividend for any period; the efficacy of using non-GAAP, rather than GAAP, financial measures in business projections and planning; the judgments required in connection with determining revenue recognition; impact of company policies and related compliance; utility of segment realignments; allowances for recovery of receivables and warranty obligations; provisions for, and resolution of, pending investigations, claims and disputes; and other risks that are described herein, including but not limited to the risks described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, Current Reports on Form 8-K, and in other filings made by Hewlett Packard Enterprise from time to time with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this press release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Annual Report on Form 10-K for the fiscal year ended October 31, 2021. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2021	July 31, 2021	October 31, 2020
Net revenue	$7,354	$6,897	$7,208
Costs and expenses:
Cost of sales	4,935	4,515	5,002
Research and development	502	506	484
Selling, general and administrative	1,280	1,291	1,166
Amortization of intangible assets	78	82	80
Transformation costs	197	213	304
Disaster charges	10	5	2
Acquisition, disposition and other related charges	2	3	25
Total costs and expenses	7,004	6,615	7,063
Earnings from operations	350	282	145
Interest and other, net	(106)	(50)	(57)
Tax indemnification and related adjustments	5	76	(15)
Non-service net periodic benefit credit	17	19	35
Litigation judgment	2,351	—	—
Earnings from equity interests	71	79	17
Earnings before (provision) benefit for taxes	2,688	406	125
(Provision) benefit for taxes	(135)	(14)	32
Net earnings	$2,553	$392	$157
Net earnings per share:
Basic	$1.95	$0.30	$0.12
Diluted	$1.91	$0.29	$0.12
Cash dividends declared per share	$0.12	$0.12	$0.12
Weighted-average shares used to compute net earnings per share:
Basic	1,312	1,314	1,293
Diluted	1,335	1,338	1,306

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Twelve months ended October 31,
	2021	2020
Net revenue	$27,784	$26,982
Costs and expenses:
Cost of sales	18,408	18,513
Research and development	1,979	1,874
Selling, general and administrative	4,929	4,624
Amortization of intangible assets	354	379
Impairment of goodwill	—	865
Transformation costs	930	950
Disaster charges	16	26
Acquisition, disposition and other related charges	36	80
Total costs and expenses	26,652	27,311
Earnings (loss) from operations	1,132	(329)
Interest and other, net	(211)	(215)
Tax indemnification and related adjustments	65	(101)
Non-service net periodic benefit credit	70	136
Litigation judgment	2,351	—
Earnings from equity interests	180	67
Earnings (loss) before (provision) benefit for taxes	3,587	(442)
(Provision) benefit for taxes	(160)	120
Net earnings (loss)	$3,427	$(322)
Net earnings (loss) per share:
Basic	$2.62	$(0.25)
Diluted	$2.58	$(0.25)
Cash dividends declared per share	$0.48	$0.36
Weighted-average shares used to compute net earnings (loss) per share:
Basic	1,309	1,294
Diluted	1,330	1,294

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited) (In millions, except percentages and per share amounts)

	Three months ended October 31, 2021	Diluted net earnings per share	Three months ended July 31, 2021	Diluted net earnings per share	Three months ended October 31, 2020	Diluted net earnings per share
GAAP net earnings	$2,553	$1.91	$392	$0.29	$157	$0.12
Non-GAAP adjustments:
Amortization of initial direct costs	2	—	2	—	1	—
Amortization of intangible assets	78	0.06	82	0.06	80	0.06
Transformation costs	197	0.15	213	0.16	304	0.23
Disaster charges	10	0.01	5	—	2	—
Stock-based compensation expense (a)	78	0.06	86	0.06	59	0.05
Acquisition, disposition and other related charges	2	—	3	—	25	0.02
Tax indemnification and related adjustments	(5)	—	(76)	(0.05)	15	0.02
Non-service net periodic benefit credit	(17)	(0.01)	(19)	(0.01)	(35)	(0.03)
Litigation judgment	(2,351)	(1.76)	—	—	—	—
Early debt redemption costs	100	0.07	—	—	—	—
Earnings from equity interests (b)	18	0.01	23	0.02	35	0.03
Adjustments for taxes	$23	0.02	$(88)	(0.06)	$(106)	(0.09)
Non-GAAP net earnings	$688	$0.52	$623	$0.47	$537	$0.41

GAAP earnings from operations	$350		$282		$145
Non-GAAP adjustments
Amortization of initial direct costs	2		2		1
Amortization of intangible assets	78		82		80
Transformation costs	197		213		304
Disaster charges	10		5		2
Stock-based compensation expense (a)	78		86		59
Acquisition, disposition and other related charges	2		3		25
Non-GAAP earnings from operations	$717		$673		$616

GAAP operating profit margin	4.8%		4.1%		2.0%
Non-GAAP adjustments	4.9%		5.7%		6.5%
Non-GAAP operating profit margin	9.7%		9.8%		8.5%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited) (In millions, except percentages and per share amounts)
	Three months ended
	October 31, 2021	July 31, 2021	October 31, 2020
GAAP net revenue	$7,354	$6,897	$7,208
GAAP cost of sales	4,935	4,515	5,002
GAAP gross profit	$2,419	$2,382	$2,206

Non-GAAP adjustments
Amortization of initial direct costs	$2	$2	$1
Stock-based compensation expense (a) expense	7	9	7
Non-GAAP gross profit	$2,428	$2,393	$2,214

GAAP gross profit margin	32.9%	34.5%	30.6%
Non-GAAP adjustments	0.1%	0.2%	0.1%
Non-GAAP gross profit margin	33.0%	34.7%	30.7%

Net cash provided by operating activities	$2,956	$1,130	$747
Litigation judgment, net of taxes paid	(2,172)	—	—
Net cash provided by operating activities, excluding litigation judgment, net of taxes paid	784	1,130	747
Investment in property, plant and equipment	(770)	(684)	(604)
Proceeds from sale of property, plant and equipment	80	80	80
Free cash flow	$94	$526	$223

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited) (In millions, except percentages and per share amounts)

	Twelve months ended October 31, 2021	Diluted net earnings per share	Twelve months ended October 31, 2020	Diluted net earnings per share
GAAP net earnings (loss)	$3,427	$2.58	$(322)	$(0.25)

Non-GAAP adjustments:
Amortization of initial direct costs	8	0.01	10	0.01
Amortization of intangible assets	354	0.27	379	0.29
Impairment of goodwill	—	—	865	0.67
Transformation costs	930	0.70	950	0.74
Disaster charges	16	0.01	26	0.02
Stock-based compensation expense (a)	372	0.28	274	0.21
Acquisition, disposition and other related charges	36	0.03	107	0.08
Tax indemnification and related adjustments	(65)	(0.05)	101	0.08
Non-service net periodic benefit credit	(70)	(0.05)	(136)	(0.11)
Litigation judgment	(2,351)	(1.78)	—	—
Early debt redemption costs	100	0.08	—	—
Earnings from equity interests(b)	109	0.08	145	0.11
Adjustments for taxes	$(264)	(0.20)	$(394)	(0.31)
Non-GAAP net earnings	$2,602	$1.96	$2,005	$1.54

GAAP earnings (loss) from operations	$1,132		$(329)

Non-GAAP adjustments
Amortization of initial direct costs	8		10
Amortization of intangible assets	354		379
Impairment of goodwill	—		865
Transformation costs	930		950
Disaster charges	16		26
Stock-based compensation expense (a)	372		274
Acquisition, disposition and other related charges	36		107
Non-GAAP earnings from operations	$2,848		$2,282

GAAP operating profit margin	4.1%		(1.2)%
Non-GAAP adjustments	6.2%		9.7%
Non-GAAP operating profit margin	10.3%		8.5%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Unaudited) (In millions, except percentages and per share amounts)
	Twelve months ended October 31,
	2021	2020
GAAP net revenue	$27,784	$26,982
GAAP cost of sales	18,408	18,513
GAAP gross profit	$9,376	$8,469

Non-GAAP adjustments
Amortization of initial direct costs	$8	$10
Stock-based compensation expense (a)	40	37
Acquisition, disposition and other related charges(c)	—	27
Non-GAAP gross profit	$9,424	$8,543

GAAP gross profit margin	33.7%	31.4%
Non-GAAP adjustments	0.2%	0.3%
Non-GAAP gross profit margin	33.9%	31.7%

Net cash provided by operating activities	$5,871	$2,240
Litigation judgment, net of taxes paid	(2,172)	—
Net cash provided by operating activities, excluding litigation judgment, net of taxes paid	3,699	2,240
Investment in property, plant and equipment	(2,502)	(2,383)
Proceeds from sale of property, plant and equipment	354	703
Free cash flow	$1,551	$560

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (In millions, except par value)

	As of October 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$3,996	$4,233
Accounts receivable, net of allowances	3,979	3,386
Financing receivables, net of allowances	3,932	3,794
Inventory	4,511	2,674
Other current assets	2,460	2,469
Total current assets	18,878	16,556
Property, plant and equipment	5,613	5,625
Long-term financing receivables and other assets	11,670	10,544
Investments in equity interests	2,210	2,170
Goodwill and intangible assets	19,328	19,120
Total assets	$57,699	$54,015
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and short-term borrowings	$3,552	$3,755
Accounts payable	7,004	5,383
Employee compensation and benefits	1,778	1,391
Taxes on earnings	169	148
Deferred revenue	3,408	3,430
Accrued restructuring	290	366
Other accrued liabilities	4,486	4,265
Total current liabilities	20,687	18,738
Long-term debt	9,896	12,186
Other non-current liabilities	7,099	6,995
Stockholders’ equity
HPE stockholders’ equity:
Common stock, $0.01 par value (9,600 shares authorized; 1,295 and 1,287 issued and outstanding at October 31, 2021 and October 31, 2020, respectively)	13	13
Additional paid-in capital	28,470	28,350
Accumulated deficit	(5,597)	(8,375)
Accumulated other comprehensive loss	(2,915)	(3,939)
Total HPE stockholders’ equity	19,971	16,049
Non-controlling interests	46	47
Total stockholders’ equity	20,017	16,096
Total liabilities and stockholders’ equity	$57,699	$54,015

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended October 31, 2021	Twelve months ended October 31, 2021
Cash flows from operating activities:
Net earnings	$2,553	$3,427
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	641	2,597
Stock-based compensation expense	78	382
Provision for doubtful accounts and inventory	27	176
Restructuring charges	128	620
Deferred taxes on earnings	(11)	(167)
Earnings from equity interests	(71)	(180)
Dividends received from equity investees	146	184
Other, net	85	202
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(652)	(591)
Financing receivables	(191)	(165)
Inventory	(607)	(1,959)
Accounts payable	458	1,608
Taxes on earnings	(67)	(73)
Restructuring	(101)	(527)
Other assets and liabilities	540	337
Net cash provided by operating activities	2,956	5,871
Cash flows from investing activities:
Investment in property, plant and equipment	(770)	(2,502)
Proceeds from sale of property, plant and equipment	80	354
Purchases of available-for-sale securities and other investments	(16)	(60)
Maturities and sales of available-for-sale securities and other investments	4	15
Financial collateral posted	(30)	(903)
Financial collateral received	25	805
Payments made in connection with business acquisitions, net of cash acquired	(372)	(505)
Net cash used in investing activities	(1,079)	(2,796)
Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	(6)	(36)
Proceeds from debt, net of issuance costs	324	3,022
Payment of debt	(3,124)	(5,465)
Net payments related to stock-based award activities	(11)	(29)
Repurchase of common stock	(213)	(213)
Cash dividends paid to non-controlling interests, net of contributions	(10)	(18)
Cash dividends paid	(157)	(625)
Net cash used in financing activities	(3,197)	(3,364)
Decrease in cash, cash equivalents and restricted cash	(1,320)	(289)
Cash, cash equivalents and restricted cash at beginning of period	5,652	4,621
Cash, cash equivalents and restricted cash at end of period	$4,332	$4,332

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	October 31, 2021	July 31, 2021	October 31, 2020
Net revenue:(d)
Compute	$3,226	$3,104	$3,191
HPC & AI	1,000	741	992
Storage	1,257	1,176	1,215
Intelligent Edge	815	867	786
Financial Services	858	844	849
Corporate Investments and Other	353	332	340
Total segment net revenue	7,509	7,064	7,373
Elimination of intersegment net revenue	(155)	(167)	(165)
Total consolidated net revenue	$7,354	$6,897	$7,208

Earnings before taxes:(a)(d)
Compute	$302	$347	$210
HPC & AI	143	29	129
Storage	174	178	221
Intelligent Edge	87	137	97
Financial Services	121	94	66
Corporate Investments and Other	(11)	(28)	(34)
Total segment earnings from operations	816	757	689

Unallocated corporate costs and eliminations	(99)	(84)	(73)
Unallocated stock-based compensation expense	(78)	(86)	(59)
Amortization of initial direct costs	(2)	(2)	(1)
Amortization of intangible assets	(78)	(82)	(80)
Transformation costs	(197)	(213)	(304)
Disaster charges	(10)	(5)	(2)
Acquisition, disposition and other related charges	(2)	(3)	(25)
Interest and other, net	(6)	(50)	(57)
Tax indemnification and related adjustments	5	76	(15)
Non-service net periodic benefit credit	17	19	35
Litigation judgment	2,351	—	—
Early debt redemption costs	(100)	—	—
Earning from equity interests	71	79	17
Total Income before benefit for taxes	$2,688	$406	$125

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Twelve months ended October 31,
	2021	2020
Net revenue:(d)
Compute	$12,292	$12,285
HPC & AI	3,188	3,105
Storage	4,763	4,685
Intelligent Edge	3,287	2,855
Financial Services	3,401	3,352
Corporate Investments and Other	1,356	1,298
Total segment net revenue	28,287	27,580
Elimination of intersegment net revenue	(503)	(598)
Total consolidated net revenue	$27,784	$26,982

Earnings before taxes:(a)(d)
Compute	$1,326	$1,007
HPC & AI	234	285
Storage	778	813
Intelligent Edge	500	337
Financial Services	390	284
Corporate Investments and Other	(95)	(206)
Total segment earnings from operations	3,133	2,520

Unallocated corporate costs and eliminations	(285)	(238)
Unallocated stock-based compensation expense	(372)	(274)
Amortization of initial direct costs	(8)	(10)
Amortization of intangible assets	(354)	(379)
Impairment of goodwill	—	(865)
Transformation costs	(930)	(950)
Disaster charges	(16)	(26)
Acquisition, disposition and other related charges	(36)	(107)
Interest and other, net	(111)	(215)
Tax indemnification and related adjustments	65	(101)
Non-service net periodic benefit credit	70	136
Litigation judgment	2,351	—
Early debt redemption costs	(100)	—
Earnings from equity interests	180	67
Total earnings (loss) before (provision) benefit for taxes	$3,587	$(442)

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions, except percentages)

	Three months ended			Change (%)
	October 31, 2021	July 31 2021	October 31, 2020	Q/Q	Y/Y
Net revenue:(d)
Compute	$3,226	$3,104	$3,191	4%	1%
HPC & AI	1,000	741	992	35%	1%
Storage	1,257	1,176	1,215	7%	3%
Intelligent Edge	815	867	786	(6%)	4%
Financial Services	858	844	849	2%	1%
Corporate Investments and Other	353	332	340	6%	4%
Total segment net revenue	7,509	7,064	7,373	6%	2%
Elimination of intersegment net revenue and other	(155)	(167)	(165)	(7%)	(6%)
Total consolidated net revenue	$7,354	$6,897	$7,208	7%	2%

	Twelve months ended October 31,
	2021	2020	Y/Y
Net revenue:(d)
Compute	$12,292	$12,285	—%
HPC & AI	3,188	3,105	3%
Storage	4,763	4,685	2%
Intelligent Edge	3,287	2,855	15%
Financial Services	3,401	3,352	1%
Corporate Investments and Other	1,356	1,298	4%
Total segment net revenue	28,287	27,580	3%
Elimination of intersegment net revenue and other	(503)	(598)	(16%)
Total consolidated net revenue	$27,784	$26,982	3%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	October 31, 2021	Q/Q	Y/Y
Segment operating margin:(a)(d)
Compute	9.4%	-1.8	2.8
HPC & AI	14.3%	10.4	1.3
Storage	13.8%	-1.3	-4.4
Intelligent Edge	10.7%	-5.1	-1.6
Financial Services	14.1%	3.0	6.3
Corporate Investments and Other	(3.1%)	5.3	6.9
Total segment operating margin	10.9%	0.2	1.6

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS (LOSS) PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	October 31, 2021	July 31, 2021	October 31, 2020
Numerator:
GAAP net earnings	$2,553	$392	$157
Non-GAAP net earnings	$688	$623	$537

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,312	1,314	1,293
Dilutive effect of employee stock plans	23	24	13
Weighted-average shares used to compute diluted net earnings per share	1,335	1,338	1,306

GAAP net earnings per share
Basic	$1.95	$0.30	$0.12
Diluted	$1.91	$0.29	$0.12

Non-GAAP net earnings per share
Basic	$0.52	$0.47	$0.42
Diluted	$0.52	$0.47	$0.41

	Twelve months ended October 31,
	2021	2020
Numerator:
GAAP net earnings (loss)	$3,427	$(322)
Non-GAAP net earnings	$2,602	$2,005

Denominator:
Weighted-average shares used to compute basic net earnings (loss) per share and diluted net loss per share	1,309	1,294
Dilutive effect of employee stock plans	21	11
Weighted-average shares used to compute diluted net earnings per share	1,330	1,305

GAAP net earnings (loss) per share
Basic	$2.62	$(0.25)
Diluted	$2.58	$(0.25)

Non-GAAP net earnings per share
Basic	$1.99	$1.55
Diluted	$1.96	$1.54

(a)Effective at the beginning of the first quarter of fiscal 2021, Hewlett Packard Enterprise Company ("the Company") excluded stock-based compensation expense ("Non-GAAP Stock-Based Compensation Adjustment") from its segment earnings from operations and excluded stock-based compensation expense from consolidated non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP earnings from operations, non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP net earnings per share. The Company reflected the Non-GAAP Stock-Based Compensation Adjustment to the earliest period presented. This change had no impact on the Company's previously reported consolidated GAAP results.

(b)Represents the amortization of basis difference adjustments related to the H3C divestiture.

(c)Acquisition, disposition and other related charges for the twelve months ended October 31, 2020 are related to a non-cash inventory fair value adjustment in connection with the acquisition of Cray, Inc., which was included in Cost of sales.

(d)Effective at the beginning of the first quarter of fiscal 2021, the Company implemented certain organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes are: (i) the transfer of the lifecycle event services business, previously reported within the Advisory and Professional Services ("A & PS") reportable segment to Compute, Storage and HPC & AI (previously known as HPC & MCS) reportable segments; (ii) the transfer of certain software and related services business, previously reported within the Compute, Storage and A & PS reportable segments, to the Corporate Investments and Other reportable segment, to form a new Software operating segment; and (iii) the transfer of the remaining A & PS operating segment, previously reported as a separate reportable segment, to the Corporate Investments and Other reportable segment. As a result of these changes, the Corporate Investments and Other Segment now includes the A & PS operating segment, the Communications and Media Solutions operating segment, the Software operating segment, and Hewlett Packard Enterprise Labs which is responsible for research and development.

The Company reflected these changes to its segment information retrospectively to the earliest period presented, which primarily resulted in the transfer of net revenue and operating profit for each of the businesses as described above. These changes had no impact on Hewlett Packard Enterprise’s previously reported consolidated net revenue, net earnings, or net earnings per share ("EPS").

Use of non-GAAP financial measures

To supplement Hewlett Packard Enterprise’s condensed consolidated financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, cash flow from operations and free cash flow, each excluding litigation judgment, net of taxes paid, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to non-GAAP gross profit is gross profit. The GAAP measure most directly comparable to non-GAAP gross profit margin is gross profit margin. The GAAP measure most directly comparable to non-GAAP operating profit (non-GAAP earnings from operations) is operating profit (earnings from operations). The GAAP measure most directly comparable to non-GAAP operating profit margin is operating profit margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to cash flow from operations and free cash flow, each excluding litigation judgment, net of taxes paid, is cash flow from operations. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise

Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP gross profit and non-GAAP gross profit margin is defined to exclude charges relating to the amortization of initial direct costs, stock-based compensation expenses and certain acquisition, disposition and other related charges. Non-GAAP operating profit (non-GAAP earnings from operations), and non-GAAP operating profit margin are defined to exclude any charges relating to the amortization of intangible assets, amortization of initial direct costs, impairment of goodwill, transformation costs, disaster charges, stock-based compensation expenses and acquisition, disposition and other related charges. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding those same charges, as well as an adjustment to earnings from equity interests, non-service net periodic benefit credit, litigation judgment, early debt redemption costs, tax indemnification and related adjustments, certain income tax valuation allowances and separation taxes, the impact of U.S. tax reform and excess tax benefit from stock-based compensation. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item.

Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

•Amortization of initial direct costs represents the portion of lease origination costs incurred in prior fiscal years that do not qualify for capitalization under the new leasing standard. Hewlett Packard Enterprise excludes these costs as the Company elected the practical expedient under the new leasing standard. As a result, the company did not adjust these historical costs to accumulated deficit. We believe that most financing companies did not elect this practical expedient and therefore we excluded these costs to facilitate a more meaningful evaluation of our current operating performance and comparisons to our peers.
•Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets and excludes these charges for purposes of calculating these non-GAAP measures. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•In the second quarter of fiscal 2020, Hewlett Packard Enterprise recorded an impairment charge for the goodwill associated with its HPC & AI reporting unit following an impairment review. Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods
•Transformation costs represent net costs related to the Cost Optimization and Prioritization Plan and HPE Next initiative and include restructuring charges, program design and execution costs, costs incurred to transform Hewlett Packard Enterprise's IT infrastructure and gains from the sale of real-estate identified as part of the initiative as well as any impairment charges on real-estate assets identified as part of the initiative. Hewlett Packard Enterprise believes that eliminating such expenses and gains for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.
•Disaster charges primarily include direct costs resulting from COVID-19 as a result of HPE hosted, co-hosted, or sponsored event cancellations and shift to a virtual format. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP operating profit (Non-GAAP earnings from operations) facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures, primarily because they are non-cash expense and such exclusion facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Hewlett Packard Enterprise incurs costs related to its acquisitions, disposition and other related charges, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Charges may also include expenses associated with disposal activities including legal and arbitration settlements in connection with certain dispositions. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.
•Adjustment to earnings from equity interests includes the amortization of the basis difference in relation to the H3C divestiture and the resulting equity method investment in H3C. Hewlett Packard Enterprise believes that eliminating this amount for purposes of calculating non-GAAP net earnings facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Non-service net periodic benefit credit includes certain market-related factors such as (i) interest cost, (ii) expected return on plan assets, (iii) amortization of prior plan amendments, (iv) amortized actuarial gains or losses, (v) the impacts of any plan settlements/curtailments and (vi) impacts from other market-related factors associated with Hewlett Packard Enterprise's defined benefit pension and post-retirement benefit plans. These market-driven retirement-related adjustments are primarily due to the change in pension plan assets and liabilities which are tied to financial market performance. Hewlett Packard Enterprise excludes these adjustments and considers them to be outside the operational performance of the business.
•In the fourth quarter of fiscal 2021, following the receipt of litigation judgment proceeds, Hewlett Packard Enterprise received $2.35 billion from Oracle Corporation towards satisfaction of judgment related to the Itanium litigation. Hewlett Packard Enterprise excludes this gain for purposes of calculating non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•In the fourth quarter of fiscal 2021, Hewlett Packard Enterprise incurred early debt redemption costs of $100 million relating to the early redemption of 4.65% Senior Notes with an original maturity date of October 1, 2024. Hewlett Packard Enterprise excludes these charges for purposes of calculating non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Tax indemnification and related adjustments are primarily related to changes in certain pre-Separation tax liabilities for which Hewlett Packard Enterprise shared joint and several liability with HP Inc. and for which Hewlett Packard Enterprise was indemnified under the Termination and Mutual Release Agreement. These adjustments also include changes to certain pre-Separation and pre-divestiture tax liabilities and tax receivables for which Hewlett Packard Enterprise remains liable on behalf of the separated or divested business, but which may not be subject to indemnification. Hewlett Packard Enterprise excludes these income or charges and the associated tax impact for the purpose of calculating non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.
•Hewlett Packard Enterprise utilizes a structural long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods and to eliminate the effects of items not directly related to the Company’s operating structure that can vary in size and frequency. When projecting this long-term rate, Hewlett Packard Enterprise evaluated a three-year financial projection. The projected rate assumes no incremental acquisitions in the three-year projection period, and considers other factors including Hewlett Packard Enterprise’s expected tax structure, its tax positions in various jurisdictions and current impacts from key legislation implemented in major jurisdictions where Hewlett Packard Enterprise operates. For fiscal 2021, the Company used a projected non-GAAP tax rate of 14%, which reflected currently available information as well as other factors and assumptions. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in Hewlett Packard Enterprise’s geographic earnings mix including due to acquisition activity, or other changes to the Company’s strategy or business operations. The Company will re-evaluate its long-term rate as appropriate. For fiscal 2020, the Company had a non-GAAP tax rate of 12%. Hewlett Packard Enterprise believes that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to past operating results.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Amortization of initial direct cost is excluded from non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have an impact on the equivalent GAAP earnings measure and HPE Financial Services Segment results.
•Amortization of intangible assets, though not directly affecting Hewlett Packard Enterprise’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is excluded from non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share, and can have a material impact on the equivalent GAAP earnings measure.
•Items such as impairment of goodwill, transformation costs, disaster charges, stock-based compensation expense and acquisition, and disposition and other related costs that are excluded from non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating expenses, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Items such as adjustment to earnings from equity interests, non-service net periodic benefit credit, litigation judgment, and early debt redemption costs that are excluded from non-GAAP net earnings, and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Items such as tax indemnification and related adjustments, certain income tax valuation allowances and separation taxes, the impact of U.S. tax reform, excess tax benefits from stock-based compensation and the related tax impacts from other non-GAAP measures that are excluded from the non-GAAP tax rate, non-GAAP net earnings and non-GAAP diluted net earnings per share can also have a material impact on the equivalent GAAP earnings measures.
•Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.
•Other companies may calculate revenue on a constant currency basis, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings and non-GAAP diluted net earnings per share differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

Hewlett Packard Enterprise believes that providing revenue on a constant currency basis, non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, cash flow from operations and free cash flow, each excluding litigation judgment, net of taxes paid, net debt, net cash, operating company net debt and operating company net cash financial measures to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.